Exhibit 99.1

VerifyMe Enters into a Warrant Inducement Transaction for $4.7 Million in Proceeds

Lake Mary, FL – January 14, 2025 – PRNewswire — VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”) provides brand owners time and temperature sensitive logistics, authentication, anti-counterfeiting, and brand enhancement services, today announced its entry into a warrant inducement agreement with an existing institutional investor for the immediate exercise of an outstanding warrant held by the existing investor to purchase an aggregate of 1,461,896 shares of the Company’s common stock. The warrants were issued by VerifyMe on April 14, 2022 and have an exercise price of $3.215 per share. The gross proceeds to VerifyMe from the exercise of the warrants are expected to be approximately $4.7 million, prior to deducting financial advisor fees and other offering expenses. The closing of the warrant inducement transaction is expected to occur on or about January 15, 2025, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive financial advisor for the transaction.

In consideration for the immediate exercise of the existing warrants for cash, the Company will issue a new unregistered warrant to purchase up to 1,461,896 shares of common stock. The new warrant will have an exercise price of $4.00 per share, will be exercisable immediately upon issuance, and will expire on the five and one-half year anniversary from the date of issuance. VerifyMe has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issuable upon exercise of the new warrant.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME) provides specialized logistics for time and temperature sensitive products, as well as anti-diversion and anti-counterfeit protection, brand protection and enhancement solutions. VerifyMe serves customers worldwide. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s share repurchase plan and its ability to provide value to customers and its shareholders. The words “believe,” “continue,” “expected,” “may,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our reliance on one key strategic partner for shipping services in our Precision Logistics segment, competition including by our key strategic partner, seasonal trends in our business, sever climate conditions, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, reduced freight volumes due to economic conditions, reduced discretionary spending in a recessionary environment, global supply-chain delays or shortages, fluctuations in labor costs, raw materials, and changes in the availability of key suppliers, our history of losses, our ability to use our net operating losses to offset future taxable income, the confusion of our name brand with other brands, the ability of our technology to work as anticipated and to successfully provide analytics logistics management, the ability of our strategic partners to integrate our solutions into their product offerings, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., intellectual property litigation, our ability to successfully develop, implement, maintain, upgrade, enhance, and protect our information technology systems, our reliance on third-party information technology service providers, our ability to respond to evolving laws related to information technology such as privacy laws, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, our ability to acquire new customers, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field, our ability to comply with the continued listing standards of the Nasdaq Capital Market, and our ability to timely pay amounts due and comply with the covenants under our debt facilities. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

For Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com